Exhibit 3.2

BYLAWS

OF

MATHSTAR, INC.

(a Delaware Corporation)

ARTICLE I.

Offices

Section 1.  Registered Office.  The registered office of MathStar, Inc. (the “Corporation”) is as provided and designated in the Corporation’s Certificate of Incorporation.  The Board of Directors of the Corporation may, from time to time, change the location of the registered office.  On or before the day that such change is to become effective, a certificate of such change and of the location and post office address of the new registered office shall be filed with the Secretary of State of the State of Delaware.

Section 2.  Other Offices.  The Corporation may establish and maintain such other offices, within or without the State of Delaware, as are from time to time authorized by the Board of Directors or the business of the Corporation may require.

ARTICLE II.

Meetings of Stockholders

Section 1.  Place of Meetings.  All meetings of the stockholders of the Corporation shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors.

Section 2.  Annual Meetings.  The annual meeting of the stockholders shall be held for the election of directors and for any other proper purpose.

Section 3.  Special Meetings.  Special meetings of the stockholders may be called for any purpose or purposes by the Chairman, the Chief Executive Officer, the President, or the Board of Directors.  Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

Section 4.  Notice of Meetings.  Except as otherwise permitted by the Delaware General Corporation Law (“DGCL”), there shall be mailed to each stockholder shown by the books of the Corporation to be a holder of record of voting shares, and to any other stockholder of the Corporation entitled to notice of a stockholders’ meeting under the DGCL, at the stockholder’s address as shown on the books of the Corporation, a written notice setting out the date, time and place of each meeting of stockholders.  This notice shall be mailed at least ten (10) days before and no earlier than sixty (60) days before the date of the stockholders’ meeting.  However, notice of a meeting at which a plan or agreement of merger or consolidation is to be considered shall be mailed to all stockholders of record, whether or not entitled to vote at the meeting, at least twenty (20) days but no more than sixty (60) days before the date of the meeting.  Every notice of any special stockholders’ meeting called pursuant to this Section shall state the purpose or purposes for which the meeting has been called.  In addition, the notice of a meeting at which a plan or agreement of merger or consolidation is to be voted upon shall state that a purpose of the meeting is to consider the proposed plan or agreement of merger or consolidation, and a copy or a short description of the plan or agreement of merger or consolidation shall be included in or enclosed with the notice.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the DGCL, its Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed to be revoked if (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or any Assistant Secretary of the Corporation, to the Corporation’s transfer agent, or to any other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given by electronic transmission in accordance with this Section shall be deemed given:  (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to received notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific meeting, upon the later of such posting and the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder.  For purposes of this Section, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be reproduced in paper form by such a person through an automated process.

Section 5.  Waiver of Notice.  Whenever notice is required to be given to the stockholders under the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance by a stockholder at a stockholders’ meeting is a waiver of notice of that meeting, except when the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  Quorum; Adjourned Meetings.  The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote at a stockholders’ meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by law, the Corporation’s Certificate of Incorporation, or these Bylaws.  When a separate vote by a class or group is required by law, the Certificate of Incorporation or these Bylaws, a majority of the voting power of the outstanding shares of each such class or group present in person or represented by proxy at a stockholders’ meeting shall constitute a quorum entitled to take action with respect to the vote on a matter.  At any meeting of the stockholders, the Chairman of the meeting, or the holders of a majority of the voting power of the voting stock of the Corporation represented in person or by proxy at the meeting, may adjourn the meeting from time to time, to reconvene at the same place or some other place, whether or not there is a quorum present at the meeting.  Except as hereinafter provided, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.  If a quorum is present when a duly called or held meeting is convened, the stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of stockholders originally present leaves less than a quorum.

Section 7.  Voting; Proxy.  Each stockholder, unless the Certificate of Incorporation (including pursuant to any duly authorized and filed certificate of designation) or the DGCL provides otherwise, shall have one vote for each share having voting power registered in such stockholder’s name on the books of the Corporation on the record date fixed or determined under Section 8 of these Bylaws.  Unless otherwise provided by the Corporation’s Certificate of Incorporation or by the DGCL, Directors shall be elected by a plurality of the votes cast in the election of Directors.  All other matters shall be decided by a majority vote of the voting power of the shares present and entitled to vote and represented at the meeting at the time of the vote except if otherwise required by the DGCL, the Certificate of Incorporation, or these Bylaws.  When a separate vote by a class or group is required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the voting power of the outstanding shares of each class or group present in person or represented by proxy at the meeting shall be the act of such class or group.

At any meeting of the Corporation’s stockholders, every stockholder having the right to vote shall be entitled to vote either in person or by proxy appointed by an instrument which is in writing or is transmitted as permitted by law (including, without limitation, electronically or via telegram, the Internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or his attorney-in-fact), but no proxy shall be voted more than three (3) years after its date unless the proxy provides for a longer period.  Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the stockholder.

Section 8.  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at a meeting of stockholders, entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date.  The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, the record date for a meeting of stockholders shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting of stockholders, and the record date for any other action shall not be more than sixty (60) days before the effective date of such action.  If the Board of Directors does not fix a record date, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of a stockholders’ meeting, but the Board may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date.  The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and the record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date.  Such notice shall specify the action proposed to be consented to by the stockholders.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request was received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten (10) days after the date after such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation.  Such delivery to the Corporation shall be made to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the Corporation.  Such delivery shall be made by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

In the event of delivery to the Corporation of a written consent or written consents purporting to authorize or take corporate action, and/or related revocation or revocations (each such written consent and related revocation, individually and collectively, a “Consent”), the Secretary of the Corporation shall provide for the safekeeping of such Consent and shall as soon as practicable thereafter conduct such reasonable investigation as the Secretary deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto including, without limitation, whether holders of shares having the requisite voting power to authorize or take the actions specified in the Consent have given consent.  If, after such investigation, the Secretary shall determine that the Consent is sufficient and valid, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action.

Section 9.  Organization of Meetings.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of a Chairman of the Board, by the President or Chief Executive Officer, or in the absence of the foregoing persons, by a chairman of the meeting designated by the Board of Directors, or in the absence of such designation, by a chairman of the meeting chosen at the meeting.  The Corporation’s Secretary shall act as secretary at the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things he or she deems to be necessary or desirable for the proper conduct of the meeting and not inconsistent with any rules or regulations adopted by the Corporation’s Board of Directors pursuant to the provisions of the Certificate of Incorporation, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls for each proposal upon which a vote is to be taken.  Any previously scheduled meeting of stockholders may be postponed and, unless the Corporation’s Certificate of Incorporation otherwise provides, any special meeting of the stockholders may be cancelled by resolution of the Board of Directors upon public notice given before the date previously scheduled for such meeting of stockholders.

Section 10.  List of Stockholders.  A complete list of stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, with the record address and the number of voting shares held by each stockholder, shall be prepared by the Secretary or other officer who has charge of the stock ledger of the Corporation.  The list shall be open for examination by any stockholder for any purpose germane to the meeting for a period of at least ten (10) days before every meeting of stockholders:  (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting of stockholders; or (b) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, then the list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and it may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such lists shall be provided with the notice of the meeting.

Section 11.  Inspectors.  The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act at a meeting of stockholders, the chairman of the meeting shall, or if an inspector or inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best  of such inspector’s ability.  The inspectors shall determine the number of shares of stock of the Corporation outstanding and the voting power of each share, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all ballots and votes, determine the existence of a quorum, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspector(s) shall also receive votes, ballets or consents, hear and determine all challenges and questions arising in connection with the right to vote, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders at the meeting.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  On request of the chairman of the meeting, the inspector(s) shall make a report in writing of any challenge, request or matter determined by the inspector(s) and shall execute a certificate of any fact found by him, her or them.  No director or candidate for the office of director shall act an inspector of an election of directors.  Inspectors need not be stockholders of the Corporation.

Section 12.  Action Without a Meeting.  Any action which may lawfully be taken at a stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted.  The consent shall be delivered to the

Corporation by delivery to its registered office in the State of Delaware or the Corporation’s principal place of business, or to an officer or agent of the Corporation having custody of the book or books in which the proceedings of meetings of the stockholders are recorded.  Delivery shall be by hand or by certified or registered mail, return receipt requested; provided, however, that no consent delivered by certified or registered mail shall be deemed delivered until such consent is actually received by the Corporation.  All consents properly delivered in accordance with this Section shall be deemed to be recorded when so delivered.  No written consent shall be effective to take the corporate action referred to therein unless within sixty (60) days of the earliest date of consent delivered to the Corporation as required by this Section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  The Corporation shall give prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing.  Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Section 13.  Conference Communications.  Any or all stockholders may participate in and be present at any meeting of the stockholders by any means of communication through which the stockholders may simultaneously hear each other during such meeting.  For the purposes of establishing a quorum and taking any action at the meeting, such stockholders participating pursuant to this Section shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

ARTICLE III.

Board of Directors

Section 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.  Number; Qualification.  Subject to any  rights of the holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be the number fixed from time to time by resolution adopted by the Board of Directors.  The Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of stockholders and entitled to vote in the election of directors; provided, however, that whenever the holders of any class or series of preferred stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of the Corporation’s Certificate of Incorporation (including pursuant to any duly authorized certificate of designation), such Director shall be elected by a plurality of the votes of such class or series of preferred stock present in person or represented by proxy at the meeting and entitled to vote in the election of such Directors.  Directors shall be elected and shall hold office in the manner provided in the Certificate of Incorporation.  Directors need not be stockholders.

Section 3.  Newly Created Directorships; Vacancies.  Subject to any rights of the holders of any series of the Corporation’s preferred stock then outstanding, newly created directorships resulting from an increase in the number of directors of the Corporation, and vacancies occurring in the Board of Directors resulting from death, resignation, retirement, removal, disqualification or any other reason, may be filled by the affirmative vote of a majority of the directors, although less than a quorum, then remaining in office or, if there is only one such director, by such sole remaining director.

Section 4.  Board Meetings.  Regular meetings of the Board of Directors may be held at such places within or outside the State of Delaware and at such times as the Board may from time to time determine.  Special meetings of the Board of Directors may be held at any time or place within or outside the State of Delaware whenever called by the Chairman of the Board, if any, by any two (2) Directors of the Corporation, or by the Chief Executive Officer.  Reasonable notice thereof shall be given by the person or persons calling the meeting.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in absence of the Chairman of the Board, by the Chief Executive Officer or President, or in the absence of the Chief Executive Officer or President, by a chairman of the meeting chosen at the meeting by the Board of Directors.  The Corporation’s Secretary, or in the absence of the Secretary, a secretary of the meeting chosen at the meeting by the Board of Directors, shall act as secretary of the meeting.

Section 5.  Notice of Meetings.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or the Bylaws.  Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary of the Corporation as hereinafter provided in this Section, and such notice shall state the time and place of the meeting.  Except as otherwise required by these Bylaws, such notice need not state the purpose of such meeting.  Notice of any special meeting of the Board of Directors, and of any regular or annual meeting for which notice is required, shall be given to each Director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telegram, telefax or a similar means or (b) five (5) days before the meeting if delivered by mail to the Director’s residence or usual place of business.  Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telegram, telefax or similar means.  Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors need be specified in the notice or any waiver of notice of a meeting.

Section 6.  Waiver of Notice and Presumption of Assent.  Any Director may waive notice of any meeting by a writing signed by the Director entitled to the notice and filed with the minutes or corporate records.  Whenever notice is required to be given to the Directors under DGCL, the Corporation’s Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, whether given before or after the time stated therein, shall be deemed equivalent to notice.  Any member of the Board of Directors or any committee of the Board who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

Section 7.  Quorum; Action of Board.  A majority of the directors holding office immediately before a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.  In the absence of a quorum, the majority of the directors present may adjourn a meeting from time to time until a quorum is present.  Notice of the time and place of any such adjourned meeting shall be given to all of the Directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall be given only to the Directors who are not present at the meeting.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than a proportion or number otherwise required for a quorum.  Unless otherwise expressly required by a statute, the Corporation’s Certificate of Incorporation or the Bylaws, the vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.

Section 8.  Conference Communications.  Any or all Directors may participate in and be present at any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which all persons participating in the meeting may simultaneously hear each other during such meeting.  For the purposes of establishing a quorum and taking any action at the meeting, such Directors participating pursuant to this Section shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

Section 9.  Resignations; Newly Created Directorships; Vacancies; Removals.  Any Director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt by the Corporation.  Unless otherwise specified in the resignation, the acceptance of such resignation shall not be necessary to make it effective.  Newly created directorships resulting from any increase in the number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause shall be filled in the manner provided in the Corporation’s Certificate of Incorporation.  Any Director or the entire Board of Directors of the Corporation may be removed, with or without cause, by the holders of a majority of the shares that are entitled to vote at an election of directors, except as may be provided by the DGCL.

Section 10.  Committees.  The Corporation’s Board of Directors may designate one or more committees, each committee to consist of one (1) or more Directors of the Corporation which, to the extent provided in said resolution or resolutions or in these Bylaws, or unless otherwise prescribed by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names and such duties as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board.

Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors or a charter adopted by the Board of Directors designating such committee.  Unless otherwise provided in such a resolution or charter, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of business by the committee.  The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board when required.  In the absence or disqualification of a member of a committee and that member’s alternate, if alternates are designed by the Board as provided in this Section, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member.

Section 11.  Written Action.  Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or at any meeting of any committee of the Board of Directors may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or copies of the electronic transmission are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 12.  Compensation of Directors.  By resolution of the Board of Directors, each Director may be paid his/her expenses, if any, of attending each meeting of the Board of Directors, and may be paid a stated amount as Director or a fixed sum for attendance at each meeting of the Board of Directors, or both, as is determined by the Board.  No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed, pursuant to resolution by the Board of Directors, similar or additional compensation for attending committee meetings.

ARTICLE IV.

Officers

Section 1.  Number and Qualifications.  The Corporation shall have such officers, with such titles and duties, as the Board of Directors may determine by resolution, which shall include a Chief Executive Officer, a President, and a Treasurer/Chief Financial Officer, and which may also include a Chairman, one or more Vice Presidents, and a Secretary, one or more assistants to such officers, and such other officers as the Board shall deem desirable.  If there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title.  At the time of the election of officers, the Directors may by resolution determine the order of their rank.  The Board of Directors may appoint such other officers and agents as it shall deem desirable with such further designations and titles as it considers desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined by the Board.  The officers shall be elected by the Board of Directors; provided, however, that the Chief Executive Officer may appoint one or more Assistant Secretaries and Assistant Treasurers and such other subordinate officers as he or she deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in the Bylaws or as may be determined from time to time by the Board of Directors or the Chief Executive Officer.  The same person may hold any two or more offices at one time.  No officer except the Chairman of the Board, if any, need be a Director.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of the Chief Executive Officer and

Treasurer/Chief Financial Officer shall be filled as expeditiously as possible.  If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of these offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.  All officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship, until his or her death, or until he or she has resigned, as hereinafter provided in these Bylaws.

Section 2.  Resignations, Removals and Vacancies.  Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or to the Chairman of the Board or the Secretary of the Corporation.  Such resignation shall take effect on the date of the receipt of such notice by the Corporation, or at any later time specified in the notice and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.  Any officer may be removed from his/her office by the Board of Directors at any time, with or without cause or, if such officer was appointed by the Chief Executive Officer as provided in these Bylaws, by the Chief Executive Officer at any time, with or without cause.  If there is a vacancy among the officers of the Corporation appointed by the Board by reason of death, resignation, removal, disqualification or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.  If there is a vacancy among the officers of the Corporation appointed by the Chief Executive Officer as provided in these Bylaws by reason of death, resignation, removal, disqualification or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors or the Chief Executive Officer.

Section 3.  Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have and exercise the highest level of executive authority and responsibility for the management and affairs of the Corporation.  The Chief Executive Officer shall, in the absence of the Chairman of the Board, or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors and the stockholders.  Subject to the powers of the Board of Directors, the Chief Executive Officer shall be in the general and active charge of the entire business and affairs of the Corporation, including authority over its officers, agents and employees, and shall have such other duties as may from time to time be assigned to him or her by the Board of Directors.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and execute bonds, mortgages, and other contracts on behalf of the Corporation, except where required or permitted by law or by resolution of the Board of Directors to be otherwise signed and executed.  Except as otherwise expressly provided in these Bylaws or by the Board of Directors, the Chief Executive Officer may delegate the authority and duties of that office to one or more other officers of the Corporation by written designation delivered to the Chairman of the Board, or if the Chairman of the Board is also the Chief Executive Officer, or if there is no Chairman of the Board, then to the President or any Vice Chairman.

Section 4.  President.  The President shall be the chief operating officer of the Corporation and shall have general active management of the business of the Corporation.  The President shall perform all duties incident to the office of President and be responsible for the general direction of the operations of the business of the Corporation, reporting to the Chief Executive Officer, and shall have such other duties as may from time to time be assigned to him or her by the Board of Directors or as may be provided in the Bylaws.  At the written request of the Chief Executive Officer, or in his or her absence or in the event of his or her inability to act, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

Section 5.  Vice President.  Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors, the Chief Executive Officer or the President.

Section 6.  Treasurer/Chief Financial Officer.  The Treasurer/Chief Financial Officer shall be the chief financial officer of the Corporation and shall (a) keep full and accurate financial records for the Corporation; (b) deposit all moneys, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositaries as the Board of Directors shall designate from time to time; (c) have power to endorse for deposit all notes, checks and drafts received by the Corporation and make proper vouchers therefor; (d) disburse the funds of the Corporation, making proper vouchers therefor; and supervise the investment of its funds; (e) render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all his/her transactions as Treasurer/Chief Financial Officer and of the financial condition of the Corporation; (f) have charge and custody of, and be responsible for, all of the funds and securities of the Corporation; (g) perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President; and (h) in general, perform all duties incident to the office of Treasurer/Chief Financial Officer.

Section 7.  Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence or disability of the Treasurer/Chief Financial Officer, perform the duties and exercise the powers of the Treasurer/Chief Financial Officer and shall perform such other duties and have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

Section 8.  Secretary.  The Secretary, if one is elected, shall be secretary of the Corporation and shall:  (a) keep or cause to be kept in one or more books provided for the purpose the minutes of all meetings of the Corporation’s stockholders, Board of Directors and committees of the Board of Directors; (b) see that all notices of meetings of stockholders and Directors are duly given in accordance with these Bylaws and the DGCL; (c) be custodian of the records of the Corporation; (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; (e) in general, perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 9.  Assistant Secretary.  The Assistant Secretary, if any, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

Section 10.  Compensation.  The compensation of the officers of the Corporation shall be fixed by or under the direction of the Board of Directors.

ARTICLE V.

Certificates of Stock

Section 1.  Certificates of Stock.  The Board of Directors may issue stock certificates or may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by a certificate and, upon request, every  holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, Chief Executive Officer, President or a Vice President, and by the Treasurer/Chief Financial Officer, Assistant Treasurer/Chief Financial Officer, Secretary or Assistant Secretary of the Corporation, certifying the number of shares owned by the stockholder in the Corporation.  A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue more than one class or series of stock, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  The Corporation shall furnish to any holder of uncertificated shares, upon request of such stockholder and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Any request by a holder for a certificate shall be in writing and directed to the Secretary of the Corporation.

Section 2.  Issuance of Shares and Other Securities.  The Board of Directors is authorized to cause to be issued shares and other securities of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law.

Section 3.  Signatures on Stock Certificates.  Any or all the signatures on the Corporation’s stock certificates may be a facsimile, engraved or printed.  If any officer, transfer agent or registrar who has signed or whose signature has been placed upon a stock certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he, she, or it were such officer, transfer agent or registrar at the date of issuance.

Section 4.  Lost or Destroyed Certificates.  Except as otherwise provided by the DGCL, any stockholder claiming a certificate for shares of the Corporation’s stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond in such form and amount as the Board of Directors shall require and/or agreement in such form as the Board of Directors shall require to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 5.  Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 6.  Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 7.  Regulations.   The Board of Directors may make such additional rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 8.  Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for any calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL and any other applicable laws.

ARTICLE VI.

Indemnification of Certain Persons

Section 1.  Indemnification.  The Corporation shall indemnify its officers, directors, employees and agents and other persons who serve other enterprises in such or similar capacities as provided in the Corporation’s Certificate of Incorporation.

Section 2.  Non-Exclusivity.  The indemnification provided by the DGCL and the Corporation’s Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled by any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity arising out of his or her status as such, whether or not Corporation would have the power to indemnify him or her against such liability under the provisions of these Bylaws.

ARTICLE VII.

General Provisions

Section 1.  Dividends.  Subject to provisions of applicable law and the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock, unless otherwise provided by statute or the Corporation’s Certificate of Incorporation.

Section 2.  Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, believe proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors may think conducive to the interest of the Corporation.  The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 3.  Fiscal Year.  The fiscal year of the Corporation shall be fixed or changed by resolution of the Board of Directors.

Section 4.  Seal.  The Corporation shall have no corporate seal.

Section 5.  Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6.  Execution of Contracts, Deeds, Etc.  The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 7.  Loans.  The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a Director of the Corporation or its subsidiary, whenever in the judgment of the Board of Directors such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve including, without limitation, with a pledge of shares of stock of the Corporation.  Nothing in this Section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 8.  Voting of Stock in Other Corporations.  Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the Chief Executive Officer may (or may appoint one or more attorneys, agents or proxies to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation.  If one or more attorneys, agents or proxies are appointed as provided in this Section, the Chairman of the Board or the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent.  The Chairman of the Board or the Chief Executive Officer may, or may instruct the attorneys, agents or proxies appointed to, execute or cause to be executed in the name and on behalf of the Corporation such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

Section 9.  Inspection of Books and Records.  Any stockholder of record of the Corporation, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 10.  Section Headings.  Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 11.  Inconsistent Provisions.  If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws  shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII.

Amendments

Section 1.  These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with the provisions of the Corporation’s Certificate of Incorporation.

The undersigned certifies that the foregoing Bylaws were duly adopted by the Board of Directors effective June 10, 2005.

/s/ Bryon K. Bequette
Bryon K. Bequette, Secretary